ASSIGNMENT OF eSPORTSBET TO eCONNECT



This Agreement states that PowerClick does hereby assign full ownership of eSportsbet to eConnect and that eConnect agrees to be responsible to any liabilities that may have been incurred by

PowerClick during its ownership and control of eSportsbet.



eConnect furthermore agrees that no attempt will be made by

eConnect to alter or change any prior eConnect stock and option arrangements between eConnect and PowerClick.



Dated: January 7, 2000                    eCONNECT





                                          By: /s/  Thomas S.
Hughes

                                          Thomas S. Hughes,
President



Dated: January 7, 2000                    POWERCLICK





                                          By: /s/  Dominic
Einhorn

                                          Dominic Einhorn,
President